Exhibit 31.1

Certification

I, Douglas C. Morrison, certify that:

1.  I have reviewed this report on Form 10-K, all reports on Form 8-K containing distribution or servicing reports filed, and all reports on Form 10-D required to be filed, in respect of the period covered by this report on Form 10-K of Citibank Credit Card Issuance Trust (the "Exchange Act periodic reports");

2.  Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, (i) the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports and (ii) all of the distribution, servicing and other information required to be provided on Form 10-D with respect to the period covered by this report is included in the Exchange Act periodic reports;

4.  Based on my knowledge and the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement; and

5.  All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as exhibits to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: Deutsche Bank Trust Company Americas.

Date: March 30, 2007

/s/ Douglas C. Morrison
_____________________________
Douglas C. Morrison
Vice President and Chief Financial Officer
Citibank (South Dakota), National Association